Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (No. 333-235408) on Form S-3

(2)	Registration Statement (No. 333-243488) on Form S-3

(3)	Registration Statement (No. 333-253117) on Form S-3

(4)	Registration Statement (No. 333-235377) on Form S-8

(5)	Registration Statement (No. 333-253118) on Form S-8

(6)	Registration Statement (No. 333-253120) on Form S-8

(7)	Registration Statement (No. 333-263606) on Form S-8

(8)	Registration Statement (No. 333-263608) on Form S-8

(9)	Registration Statement (No. 333-269930) on Form S-8

of Baudax Bio, Inc. of our report dated June 26, 2023, relating to the consolidated financial statements of TeraImmune, Inc., incorporated by reference in this Current Report on Form 8-K/A of Baudax Bio, Inc. and included in Annex B of the Preliminary Proxy Statement on Schedule 14A of Baudax Bio, Inc.

/s/ HORNE LLP

Ridgeland, Mississippi
July 31, 2023